THE TAUBMAN COMPANY

                              LONG-TERM PERFORMANCE

                                COMPENSATION PLAN


                            (AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1999)

                               THE TAUBMAN COMPANY
                              LONG-TERM PERFORMANCE
                                COMPENSATION PLAN
                            (AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1999)
                                TABLE OF CONTENTS
                                                                            Page

ARTICLE 1   BACKGROUND AND PURPOSE OF THE PLAN;
              ADOPTION OF THE PLAN; TERM.................................    1

      1.1   Background...................................................    1
      1.2   Purpose of the Plan..........................................    1
      1.3   Amendment and Restatement and Term...........................    1

ARTICLE 2   DEFINITIONS..................................................    1

ARTICLE 3   ADMINISTRATION...............................................    6

      3.1   Administration...............................................    6
      3.2   Binding Effect of Decisions..................................    6
      3.3   Expenses of Administration...................................    6
      3.4   Indemnification..............................................    6

ARTICLE 4   PARTICIPATION; GRANTS; DIVIDEND EQUIVALENTS..................    7

      4.1   Participation................................................    7
      4.2   Power to Grant Notional Share Awards.........................    7
      4.3   Dividend Equivalents.........................................    7
      4.4   Participant to Have No Rights as a
            Shareholder in TCO or a Partner in TRG.......................    7
      4.5   Conversion of Notional Units of Partnership
            Interests to Notional Shares of Common Stock.................    7

ARTICLE 5   ESTABLISHMENT, MAINTENANCE AND VESTING
             OF SUB ACCOUNTS.............................................    7

      5.1   Agreements Evidencing Notional Share Awards..................    7
      5.2   Plan Provisions Control Notional Share Award Terms...........    8
      5.3   Establishment of Sub Accounts................................    8
      5.4   Vesting of Each Sub Account..................................    8
      5.5   Death, Disability or Retirement During the Vesting Period....    8
      5.6   Acceleration of Vesting......................................    8
      5.7   Forfeiture of Sub Accounts...................................    8
      5.8   Statement of Accounts........................................    9

ARTICLE 6   CALCULATION, PAYMENT AND WITHDRAWAL OF SUB ACCOUNTS..........    9

      6.1   Notional Unit Awards Granted Prior to January 1, 1999........    9
      6.2   Notional Share Awards Granted on or After January 1, 1999....    9
      6.3   Crediting of Interest During Deferral Period.................    9
      6.4   Time and Manner of Payment...................................    9
      6.5   Deferral of Settlement Date..................................   10
      6.6   Early Termination of Deferral Period.........................   10
      6.7   Taxes........................................................   10

      6.8   Dealings with Beneficiaries or Representatives
             of a Participant............................................   10

ARTICLE 7   AMENDMENT AND TERMINATION OF THE PLAN........................   11

      7.1   Amendment of the Plan........................................   11
      7.2   Termination of the Plan......................................   11
      7.3   Dissolution of TRG...........................................   11
      7.4   Termination of Management Contract/
             Change of Control Event.....................................   11

ARTICLE 8   BENEFICIARY DESIGNATION......................................   12

      8.1   Beneficiary Designation......................................   12
      8.2   In the Event of No Valid Designation.........................   12

ARTICLE 9   GENERAL PROVISIONS...........................................   12

      9.1   Compliance with Applicable Laws and Regulations..............   12
      9.2   Status of Each Participant is that of an Unsecured
             General Creditor............................................   12
      9.3   Nonassignability.............................................   13
      9.4   No Right to Continued Employment.............................   13
      9.5   Inspection of Records........................................   13
      9.6   Word Meanings................................................   13
      9.7   Section Titles...............................................   13
      9.8   Severability.................................................   13
      9.9   Strict Construction..........................................   13
      9.10  Choice of Law................................................   13
      9.11  Execution....................................................   14

                               THE TAUBMAN COMPANY

                              LONG-TERM PERFORMANCE
                                COMPENSATION PLAN

                            (As Amended and Restated
                           Effective January 1, 1999)


                                    Article 1
        Background and Purpose of the Plan; Adoption of the Plan; Term.

      1.1 Background. The Taubman Realty Group Limited Partnership, a Delaware limited partnership (including any successor thereto, "TRG") was formed for the purposes of, among other things, owning, operating, maintaining, developing, holding, improving, redeveloping, expanding, leasing, financing, selling, exchanging, disposing of, and generally dealing in and with, regional retail shopping centers and opportunities to develop regional retail shopping centers (and interests therein). TRG has engaged THE TAUBMAN COMPANY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Company"), on an exclusive basis, to provide various services, including management, leasing, development, acquisition, and administrative services, to TRG and entities in which TRG has a significant interest.

      1.2 Purpose of the Plan. The Taubman Company Long-Term Performance Compensation Plan, as the same may be amended from time to time (the "Plan"), is intended to provide deferred compensation to certain key employees of the Company, to provide incentives to employees of the Company to remain in the employ of the Company for the benefit of TRG, and to attract new employees with outstanding qualifications to serve the Company.

      1.3 Amendment and Restatement and Term. The Plan is hereby amended and restated effective as of January 1, 1999. The Plan will remain in effect until terminated or abandoned by action of the Company and the Compensation Committee.


                                    Article 2
                                   Definitions

      In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms "he," "his," and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

      2.1 "Beneficiary" means (i) an individual, trust, estate, or family trust who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of a Participant under the Plan upon the Participant's death; or (ii) an individual who, as a result of designation by a Participant in a Beneficiary Designation, or as otherwise provided in Article 8, succeeds to the rights and obligations of such Participant under the Plan upon such Participant's death.

      2.2 "Beneficiary Designation" is defined in Section 8.1 hereof.

      2.3 "Board of Directors" means the Board of Directors of TCO, including any Committee or Committees of the Board established pursuant to the By-Laws of TCO.

      2.4 "Business Day" means any Day on which the New York Stock Exchange is open for trading.

      2.5   "Change of Control Event" means:

                        (a) Any removal or election of a member of the Board of Directors, which removal or election was not approved by a vote of at least 70% of the directors comprising the Board of Directors on the date immediately preceding the removal or election, or

                        (b) The acquisition by any person or group or persons (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than A. Alfred Taubman or any of his immediate family members or lineal descendants, any heir of the foregoing, any trust for the benefit of any of the foregoing, any private charitable foundation or any partnership, limited liability company or corporation owned or controlled by some or all of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of the outstanding voting capital stock of TCO.

      2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

      2.7 "Common Stock" means the common stock of TCO, par value $.01 per share.

      2.8 "Company" means The Taubman Company Limited Partnership, a Delaware limited partnership, the present constituency of which is Taub-Co Management, Inc., a Michigan corporation, and TRG, and any successor interest to the business of the Company that has, by agreement, adopted the Plan.

      2.9  "Compensation   Committee"  or  "Committee"  means  the  Compensation
Committee of the Board of Directors of TCO.

      2.10 "Date of Grant" means, with respect to a Notional Share Award, January 1st of the year in which the Compensation Committee awards such Notional Share Award pursuant to the Plan, unless the Compensation Committee specifically provides otherwise.

      2.11 "Day" means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

      2.12 "Dividend Equivalent" is defined in Section 4.3 hereof.

      2.13 "Deemed Dividend Date" means any date on which each Sub Account established pursuant to this Plan is credited with a Dividend Equivalent with respect to the aggregate number of Notional Shares then credited to such Sub Account and shall coincide with the date(s) on which actual dividends are made with respect to Shares of Common Stock.

      2.14 "Deferral Period" means, with respect to a Sub Account, the period following the Vesting Date of a Sub Account, for which a Participant elects to defer the Settlement Date.

     2.15 "Disability" or "Disabled" means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employmentand that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. Notwithstanding the foregoing, an Employee shall not be deemed to be Disabled as a result of any condition that:

                  (a) was contracted, suffered, or incurred while such Employee was engaged in, or resulted from such Employee having engaged in, a felonious activity;

                  (b) resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan; or

                  (c) resulted from service in the Armed Forces of the United States for which such Employee received or is receiving a disability benefit or pension from the United States, or from service in the armed forces of any other country irrespective of any disability benefit or pension.

                  The  Disability  of an  Employee  and the date  upon  which an
Employee ceases to be employed by reason of Disability shall be determined by the Company, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Compensation Committee and the Company deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan. The Compensation Committee or the Company shall have the right to require an Employee to submit to an examination by a physician or physicians and to submit to such reexaminations as the Compensation Committee or the Company shall require in order to make a determination concerning the Employee's physical or mental condition; provided, however, that (i) an Employee may not be required to undergo a medical examination more often than once each one hundred eighty (180) Days nor at any time after the normal date of the Employee's Retirement, and (ii) the fees and expenses of any such medical examination(s) shall be considered expenses of administering the Plan. If any Employee engages in any occupation or employment (except for rehabilitation as determined by the Compensation Committee, upon the recommendation from the Company) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Compensation Committee, upon the recommendation from the Company, determines on the basis of a medical examination that an Employee no longer has a Disability, or if an Employee refuses to submit to any medical examination properly requested by the Compensation Committee or the Company, then in any such event, the Employee shall be deemed to have recovered from such Disability.

      2.16 "Effective Date" of the Plan, as amended and restated, means January 1, 1999.

      2.17 "Employee" means an individual who is and continues to be employed by the Company or an affiliate of the Company. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Company or an affiliate of the Company for any reason, including death, Disability, Retirement, or with or without cause. Transfers of employment between the Company and an affiliate of the Company, or between affiliates of the Company, shall not affect an individual's status as an Employee for purposes of the Plan and shall not be treated as a cessation of employment provided that the cessation of employment with the Company or an affiliate of the Company is immediately followed by employment with the Company or another affiliate of the Company. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a cessation of employment shall be determined by the Company.

      2.18 "Fair Market Value of the Common Stock" means the per share value of the Common Stock on the applicable date, and is determined as follows:

                  (a) If the Common Stock is listed or admitted for trading on any national securities exchange, the Fair Market Value of the Common Stock is the closing price per share on such exchange on such date (or, if listed on more than one exchange, the principal said exchange).

                  (b) If the Common Stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the price per share equal to the mean between the closing high bid and the closing low bid on such system on such date.

                  (c) If neither paragraph (a) nor paragraph (b) of this definition is applicable, the Fair Market Value of the Common Stock is the fair market value per share, on the applicable date, as determined by, or in accordance with a method or formula or process established from time to time by, the Board of Directors (or by the Compensation Committee if the Board of Directors so directs), in good faith and in accordance with uniform principles consistently applied.

      2.19 "Notional Share Award" or "Award" means an award of a Notional Share of Common Stock under this Plan.

      2.20 "Notional Share Account" means the total of all Sub Accounts maintained for each Participant pursuant to this Plan. A separate Notional Share Account will be maintained for each Participant. Each Participant's Notional Share Account will be utilized solely as a device for the measurement and determination of the amount(s) to be paid to or for the benefit of the Participant pursuant to this Plan and will not under any circumstances constitute or be treated as a trust fund of any kind.

      2.21 "Notional Share of Common Stock" or "Notional Share" means a phantom share of Common Stock granted under this Plan and shall not represent any ownership interest in any actual shares of Common Stock.

      2.22 "Participant" means an Employee who is designated by the Compensation Committee to participate in this Plan and who has received a Notional Share Award pursuant to this Plan.

      2.23 "Partnership Agreement" means The Second Amendment and Restatement of
Agreement  of  Limited   Partnership   of  The  Taubman   Realty  Group  Limited
Partnership, as the same may be amended and/or supplemented.

      2.24 "Payout Value" means, with respect to a Sub Account, the amount credited to such Sub Account as of the Settlement Date of such Sub Account in accordance with the provisions of Article 6. The Payout Value and the Vesting Date Value for a Sub Account shall be the same if the Participant does not elect to defer distribution of such Sub Account beyond the Vesting Date for such Sub Account.

     2.25 "Person" or "Persons" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

      2.26 "Plan" means The Taubman Company Long Term Performance Compensation Plan as amended and restated effective January 1, 1999.

      2.27 "Prior Plan" means The Taubman Company Long Term Performance Compensation Plan effective January 1, 1996.

      2.28 "Retirement" means the termination of employment by an Employee after the attainment of the age of sixty-two (62) years or upon such earlier date as required by local law or as otherwise determined or approved by the President of the Company.

      2.29 "Settlement Date" means, with respect to a Sub Account, the date on which the Award credited to such Sub Account becomes vested or, in the case of an Award for which the Participant has elected to defer the Settlement Date, the date on which the Deferral Period expires or is otherwise terminated under the provisions of the Plan.

      2.30 "Sub Account" means the account established for each Award added to a Participant's Notional Share Account. Each Sub Account will be utilized solely as a device for the measurement and determination of the amount(s) to be paid to or for the benefit of the Participant pursuant to this Plan, and will not under any circumstances constitute or be treated as a trust fund of any kind. A separate Sub Account will be established for each Award, which Sub Account will be credited and maintained and will vest and be paid out, or be terminated or forfeited in accordance with the terms of the Plan.

      2.31 "TCO" means Taubman Centers, Inc., a Michigan corporation.

      2.32 "Termination for Cause" means termination of employment by reason of a Participant's action or repeated acts, including without limitation, the commission of a felony, fraud, or willful misconduct, which has resulted, or is likely to result, in damage to the Company, an affiliate of the Company, or TRG, as the Company may conclusively determine.

      2.33 "Vesting Date" means, with respect to a Notional Share Award, the date that is the third anniversary of the Date of Grant of such Award.

      2.34 "Vesting Date Value" means the value of a Sub Account on the Vesting Date for such Sub Account and is calculated by multiplying (a) the number of Notional Shares credited to the Sub Account as of the Vesting Date of such Sub Account, by (b) the average of the Fair Market Value of the Common Stock for the twenty (20) Business Days preceding the Vesting Date.

      2.35 "Vesting Period" means, with respect to a Notional Share Award, the three-year period following the Date of Grant of such Award.

                                    Article 3
                                 Administration.

      3.1 Administration. The Plan shall be administered by the Compensation Committee in accordance with this Article 3. Except as otherwise provided in the Partnership Agreement or this Plan, the Compensation Committee shall have the sole discretionary authority (i) to select the Employees who are to be granted Notional Share Awards under the Plan, (ii) to determine the number of Notional Shares to be granted to Employees and the manner of making or determining such grant, (iii) to authorize the granting of Notional Shares, (iv) to interpret the Plan, (v) to establish and modify administrative rules for the Plan, (vi) to impose such conditions and restrictions on Notional Share Awards as it determines appropriate, and (vii) to take any other actions in connection with the Plan and the Notional Share Awards and to make all determinations under the Plan as it may deem necessary or advisable.

      It is anticipated that the Compensation Committee will act upon a recommendation from the Company in exercising the discretion granted to the Compensation Committee under this Plan. Action taken or not taken by the Company or the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

      The Compensation Committee may delegate to one or more Persons any of its powers, other than its power to authorize the granting of Notional Share Awards, hereinbefore or hereinafter, provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Any Person or Persons delegated or designated by the Compensation Committee shall be subject to the same obligations and requirements imposed on the Compensation Committee and its members under the Plan.

      3.2 Binding Effect of Decisions. The decision or action of the Company (including that of the Compensation Committee) in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all Persons having any interest in this Plan.

      3.3 Expenses of Administration. The Company shall pay all costs and expenses of administering the Plan.

      3.4 Indemnification. The Board of Directors, the Compensation Committee, members of the Board of Directors and the Compensation Committee, and each Person or Persons designated or delegated by the Board of Directors or the Compensation Committee, and the Company and each affiliate of the Company and the officers or agents of the Company and each partner of the Company and of TRG and the officers, directors, committee members and agents of each such partner shall be entitled to indemnification and reimbursement from the Company and from TRG for any action or any failure to act in connection with services performed by or on behalf of the Compensation Committee or the Company to the fullest extent provided or permitted by the Partnership Agreement, the partnership agreement of the Company and by any insurance policy or other agreement intended for the benefit of the Compensation Committee or an indemnified Person hereunder, or by any applicable law.

                                    Article 4
                  Participation; Grants; Dividend Equivalents

      4.1 Participation. All Employees shall be eligible to receive Notional Share Awards under the Plan. The Participants shall be such Employees as the Compensation Committee may select (who may include executive officers of the Company). Participation under the Plan shall be based upon the past and expected future contribution of such Employee to the Company.

      4.2 Power to Grant Notional Share Awards. The Compensation Committee may determine the pool of Notional Shares to be awarded under the Plan at such time or times, and in such quantity and subject to such terms and conditions not inconsistent with the terms of the Plan, as the Compensation Committee shall determine. The Company shall then allocate Notional Shares in such amount and to such Employees as the Company shall determine. In allocating Notional Shares to Participants, the Company shall consider individual performance and such other criteria as the Company deems relevant. Such allocation shall be confirmed by the Compensation Committee.

      4.3 Dividend Equivalents. Effective January 1, 1999, each Sub Account (including Sub Accounts established for Awards granted prior to January 1, 1999) shall be credited, as of each Deemed Dividend Date, with that number of Notional Shares (a "Dividend Equivalent") having a then fair market value equal to the product of (a) the dividend amount paid with respect to each actual share of Common Stock on such Deemed Dividend Date, and (b) the number of Notional Shares credited to such Sub Account as of the Day immediately preceding such Deemed Dividend Date. Dividend Equivalents credited to a Sub Account shall vest at the same time as the Award credited to such Sub Account. Effective for Notional Share Awards granted on or after January 1, 1999, Dividend Equivalents shall cease to be credited to a Sub Account as of the Vesting Date of such Sub Account.

      4.4 Participant to Have No Rights as a Shareholder in TCO or a Partner in TRG. A Participant shall have no rights at any time as a shareholder in TCO or a partner in TRG with respect to the Notional Shares of Common Stock awarded to him under this Plan.

      4.5 Conversion of Notional Units of Partnership Interests to Notional Shares of Common Stock. Effective January 1, 1999, all Notional Units of Partnership Interest granted under the Prior Plan shall be converted into Notional Shares of Common Stock. With respect to Notional Unit Awards granted as of January 1, 1998, the amount of the Participant's Notional Unit Award will be confirmed or adjusted, and finally determined in accordance with the terms of the Prior Plan.

                                    Article 5
                     Establishment, Maintenance and Vesting
                                 of Sub Accounts

      5.1 Agreements Evidencing Notional Share Awards. The terms of each Notional Share Award shall be evidenced by a written agreement (an "Award
Agreement"), in such form as the Company may from time to time determine, executed by the Company and the Participant. Such agreement shall state the number of Notional Shares granted to the Participant and the vesting schedule of the Award and/or such other terms as the Company shall determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Company may deem appropriate. No Person shall have any rights under any Notional Share Award granted under the Plan unless and until the Company and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Notional Share Award.

      5.2 Plan Provisions Control Notional Share Award Terms. The terms of the Plan shall govern all Notional Share Awards granted under the Plan. In the event that any provision of a Notional Share Award granted under the Plan or the Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant of such Notional Share Award, the term in the Plan shall control.

      5.3  Establishment  of  Sub  Accounts.  Each  Notional  Share  Award  to a
Participant shall be added to the Participant's Notional Share Account by establishing a separate Sub Account equal to such addition, which new Sub Account shall be deemed established as of the Date of Grant. The number of Notional Shares credited to each Sub Account shall equal the number of Notional Shares granted pursuant to the Award. Each such Sub Account shall vest as provided in Section 5.4, shall be credited with Dividend Equivalents on each Deemed Dividend Date, as provided in Section 4.3, and, subject to the provisions of the Plan, shall be paid to the Participant as provided in Article 6.

      5.4 Vesting of Each Sub Account. Subject to the provisions of Section 5.6 and 5.7, each Sub Account (including those Sub Accounts established under the Prior Plan) shall vest 100% on the third anniversary of the Date of Grant (i.e., the Vesting Date), provided the Participant is still in the employ of the Company, or upon the earlier death, Retirement or Disability of the Participant for whom such Sub Account is maintained, dissolution of TRG, occurrence of a Change of Control Event, or termination (without renewal) of the Master Services Agreement (as defined in the Partnership Agreement). Any Dividend Equivalents credited to a Sub Account pursuant to Section 4.3 shall vest at the same time as the Notional Share Award credited to such Sub Account.

      5.5 Death, Disability or Retirement During the Vesting Period. In the event that a Participant dies, becomes Disabled or terminates employment by reason of Retirement during a Vesting Period, such Participant's Sub Accounts (which have become 100% vested pursuant to Section 5.4) shall be calculated as of the date of the Participant's death, Disability or Retirement by multiplying the number of Notional Shares credited to the Participant's Sub Accounts by the average of the Fair Market Value of Common Stock for the twenty (20) Business Days immediately preceding the date of death, Disability or Retirement. A Participant's Notional Share Accounts shall be paid in a lump sum cash payment as soon as administratively practicable following the Participant's death or Retirement. In the event of a Participant's Disability only, the Company, in its sole discretion, may elect to distribute such Participant's Notional Share Accounts either (i) as soon as administratively practicable following the date of Disability, or (ii) in January of the calendar year following the year in which the Participant became Disabled.

      5.6 Acceleration of Vesting. Notwithstanding anything to the contrary in the Plan, including Section 5.4 hereof, the Compensation Committee, in its discretion, upon the recommendation from the Company, may accelerate at any time the vesting of a Notional Share Award that has not previously become vested.

      5.7   Forfeiture of Sub Accounts.

            (a) If the employment of a Participant with the Company is terminated for any reason other than death, Disability, or Retirement, then such Participant's rights with respect to any Sub Accounts which have not become vested on or prior to the date of the Participant's termination of employment will terminate and be forfeited, and neither the Participant nor his heirs, personal representatives, successors or assigns shall have any rights with respect to any such Sub Accounts.

            (b) Notwithstanding any other provision of the Plan, all rights to any payments hereunder to a Participant will be discontinued and forfeited, and the Company will have no further obligation hereunder to such Participant (including with respect to a vested Sub Account or Accounts), if the Participant is discharged from employment with the Company and such discharge constitutes a Termination for Cause.

      5.8 Statement of Accounts. The Company shall submit to each Participant, within 100 days after the end of each calendar year, a statement setting forth the total number of Notional Shares credited to such Participant's Notional Share Account, the Fair Market Value of a Notional Share and, for each Sub Account, the Date of Grant, the Vesting Date of such Award, the Dividend Equivalents credited to the Sub Account during such calendar year, and the Deferral Period, if any, in respect of such Sub Account, all as of the close of business on December 31 of such calendar year, or as of such other date(s) as the Company shall select. The Company, in its discretion, may also submit quarterly or semi-annual statements.


                                    Article 6
              Calculation, Payment and Withdrawal of Sub Accounts

      6.1 Notional Unit Awards Granted Prior to January 1, 1999. Except as provided in this Section 6.1, Notional Unit Awards granted prior to January 1, 1999 under the Prior Plan will continue to be governed by the terms of the Prior Plan. Notional Unit Sub Accounts established prior to January 1, 1999 shall be credited with Dividend Equivalents through the Settlement Date of such Sub Accounts. The value of such Sub Accounts shall continue to be based on the Fair Market Value of Common Stock through the Settlement Date of such Sub Accounts; provided, however, that the Payout Value of those Sub Accounts shall be calculated by multiplying (a) the number of Notional Shares credited to a Sub Account(s), by (b) the average of the Fair Market Value of the Common Stock for the twenty (20) Business Days preceding the Settlement Date.

      6.2 Notional Share Awards Granted On or After January 1, 1999. As soon as administratively practicable following the Vesting Date of any Sub Accounts established for Notional Share Awards granted on or after January 1, 1999, the Company shall calculate the Vesting Date Value of such Sub Account by multiplying the number of Notional Shares credited to such Sub Account on the Vesting Date by the average of the Fair Market Value of Common Stock for the twenty (20) Business Days immediately preceding the Vesting Date of such Sub Account. The Company shall then pay such amount to the Participant in a lump sum cash payment unless the Participant has elected to defer the payment of his Sub Account in accordance with the provisions of Section 6.5.

      6.3 Crediting of Interest During Deferral Period. Effective for Notional Share Awards granted on or after January 1, 1999, any Sub Account which a Participant elects to defer beyond the Vesting Date shall be credited with a uniform interest rate determined by the President of the Company.

      6.4 Time and Manner of Payment. As soon as administratively practicable following the Settlement Date for a Sub Account of a Participant, the Company shall pay to the Participant the Payout Value of such Sub Account. Payment to the Participant of the Payout Value shall be made in cash in a lump sum. Any and all amounts due under the Plan shall be the sole obligation of the Company, and neither TRG nor TCO shall have any liability to Participants or Beneficiaries under this Plan.

      6.5   Deferral of Settlement Date.

            (a) Deferral  for One to Five Years.  Subject to the  provisions  of
Section 7.2 of the Plan, each Participant may make, with respect to each Notional Share Award (i.e., the Sub Account established in respect of such Award), an election to defer the Settlement Date that would otherwise occur on the Vesting Date of such Award. Effective for Notional Share Awards granted on or after January 1, 1999, a Participant can elect to defer until the earlier of
(i) the January 1st which is one to five (1 - 5) years after the Vesting Date of such Award; and (ii) the date on which the Participant's employment with the Company terminates for any reason.

            (b) Deferral Beyond Five Years. Provided the Company has received advice of its counsel that such an election would not cause the Plan to become subject to the nondiscrimination, funding, and fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended, any Participant whose total cash compensation (paid in the previous calendar year) determined as of the date on which the deferral election is made, exceeds $120,000 (or such other amount as counsel to the Company may advise from time to time) may, in lieu of deferring the Settlement Date for the aforementioned one to five year period, make an election to defer the Settlement Date for an Award until the earlier of (i) any January 1st selected by the Employee at the time of such deferral election; and (ii) the date on which the Participant's employment with the Company terminates for any reason.

            (c) Election to Divide Sub Account in Half. A Participant may also elect to divide a Sub Account in half and receive 50% of his Sub Account (rounded up to the nearest whole dollar) as soon as administratively practicable following the Vesting Date of such Sub Account. The remaining 50% of the Participant's vested Sub Account shall be deferred until the Settlement Date elected pursuant to a valid deferral election under this Section 6.5

            (d) Deadline for Deferral Election. Any election by a Participant to defer the Settlement Date for a Sub Account pursuant to this Section 6.5 must be made at least one year prior to the Vesting Date for such Sub Account. An election to defer the Settlement Date for a Sub Account shall become irrevocable one year prior to the Vesting Date for such Sub Account.

      6.6 Early Termination of Deferral Period. Any Deferral Period elected pursuant to Section 6.5 hereof shall terminate immediately upon the occurrence of any of the following events: termination of the employment of the Participant for any reason, the dissolution of TRG, a Change of Control Event, or termination (without renewal) of the Master Services Agreement (as defined in the Partnership Agreement). Any Sub Accounts which a Participant has elected to defer shall be valued as of the Settlement Date in accordance with Section 6.1 or 6.2, as applicable, and shall be distributed in a lump sum payment as soon as administratively practicable following the termination of the Deferral Period.

     6.7 Taxes. To the extent required by the law in effect at the relevant time, the Company shall withhold from payments made hereunder or from other amounts otherwise payable to the Participant by the Company (or secure payment from a Participant or Beneficiary in lieu of withholding) the amount of any withholding or other tax required by federal or any state or local law to be withheld or paid by the Company with respect to such Participant's Notional
Share Account. The amount of any such withholding or other tax shall be determined by the Company. 6.8 Dealings with Beneficiaries or Representatives of a Participant. The Company may require such proper proof of death and such evidence of the right of any Person other than a Participant to receive payment of the Payout Value of a Sub Account established under the Plan, as the Company deems necessary or advisable. The Company's determination of death or Disability and of the right of any Person other than a Participant to receive payment of the Payout Value of a Sub Account established under the Plan shall be conclusive. The payment of and acceptance of any cash pursuant to Article 6 hereof shall constitute a complete acquittance and discharge of full liability of the Company under the Plan, and the Company shall be entitled to demand a receipt and/or acquittance in full satisfaction of all claims against the Company.

                                    Article 7
                      Amendment and Termination of the Plan

      7.1 Amendment of the Plan. The Compensation Committee may from time to time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that except with the written consent of a Participant or as otherwise specifically provided herein, no amendment or suspension of the Plan shall alter or impair any Notional Share Award previously granted to such Participant under the Plan.

      7.2 Termination of the Plan. The Compensation Committee shall have the right and power to terminate the Plan at any time, and no Notional Share Award shall be granted under the Plan after such termination. Upon termination of the Plan by the Compensation Committee, no further deferral elections pursuant to
Section 6.5 shall be permitted unless the Compensation Committee specifically provides otherwise. In connection with any termination of the Plan pursuant to this Section 7.2, the Compensation Committee may, in its sole discretion, cause all existing Deferral Periods for Sub Accounts then outstanding under the Plan to also terminate, thereby accelerating the Settlement Date for such Sub Accounts. Subject to the Compensation Committee's authority to terminate all existing Deferral Periods upon termination of the Plan, any Notional Share Awards outstanding at the time of termination of the Plan shall vest and become payable to the same extent and subject to the same terms and conditions, as provided in Article 5 hereof, that would have applied to such Notional Share Award if the Plan had not been terminated.

      7.3 Dissolution of TRG. The dissolution of TRG (provided that TRG is not reconstituted as provided in the Partnership Agreement) shall cause the Plan to terminate immediately without any further action on the part of the Compensation Committee, and each outstanding Sub Account which is not then vested to vest immediately and fully. In addition, the dissolution of TRG shall cause all existing Deferral Periods for Sub Accounts then outstanding under the Plan to terminate immediately, thereby accelerating the occurrence of the Settlement Date for each such Sub Account. Upon the dissolution of TRG, each Participant having an outstanding Notional Share Account shall be paid the aggregate Payout Value of his or her Sub Accounts, as provided in Article 6 hereof. The grant of any Notional Share Awards pursuant to the Plan shall not affect in any way the right or power of the Company or TRG to make changes to its business structure, or to merge, dissolve, or terminate, or to sell or transfer any or all of its assets.

      7.4 Termination of Management Contract/Change of Control Event. Upon the termination of the Master Services Agreement (as defined in the Partnership Agreement) between TRG and the Company, for any reason, without a renewal of such Master Services Agreement, or upon the occurrence of a Change of Control Event, the Plan shall terminate immediately, without any further action on the part of the Compensation Committee, and each outstanding Sub Account which is not then vested shall vest immediately and fully. In addition, all existing
Deferral Periods for Sub Accounts then outstanding under the Plan shall terminate immediately, thereby accelerating the Settlement Date for such Sub Accounts; and each Participant having an outstanding Notional Share Account shall be paid the aggregate Payout Value of his or her Sub Accounts as provided in Article 6 of the Plan.

                                    Article 8
                             Beneficiary Designation

      8.1 Beneficiary Designation. Each Participant may, at any time, designate any Person or Persons as such Participant's Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan will be made in the event of such Participant's death prior to distribution of the benefits due such Participant under this Plan. Such designation may be changed at any time prior to the Participant's death, without consent of any previously designated beneficiary. Any designation must be made in writing ("Beneficiary Designation"). A Beneficiary Designation shall be effective only if properly completed and only upon receipt by the Company. Any properly completed Beneficiary Designation received by the Company prior to the Participant's death shall automatically revoke any prior Beneficiary Designation. In the event of divorce, the person from whom such divorce has been obtained shall be deemed to have predeceased the Participant in determining who shall be entitled to receive payment pursuant to such Participant's Beneficiary Designation, unless the Participant completes and submits after the divorce a Beneficiary Designation which designates the former spouse as the Participant's Beneficiary for purposes of the Plan.

      8.2 In the Event of No Valid Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease (or are deemed to predecease) such Participant or die prior to distribution of such Participant's benefits, then such Participant's designated Beneficiary shall be deemed to be the Person or Persons surviving such Participant in the first of the following classes in which there is a survivor, share and share alike:

      (a) Such Participants' surviving spouse, but if there is no such surviving spouse.

      (b) Such Participant's children, except that if any of such Participant's children predecease the Participant but leave issue surviving, then such issue shall take, by right of representation, the share their parent would have taken if living; but if there are no such children or issue. The term "children" shall include natural or adopted children but shall not include a child (or children) whom the Participant has placed for adoption or foster care.

      (c) Such Participant's estate.


                                    Article 9
                               General Provisions

      9.1 Compliance with Applicable Laws and Regulations. The Plan, the grant of Notional Share Awards under the Plan, and the obligation of the Company to deliver payment in cash in settlement of Sub Accounts established under the Plan shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

      9.2 Status of Each Participant is that of an Unsecured General Creditor. Each Participant and his or her Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any specific property or assets of the Company, TRG or TCO, nor of any entity for which the Company or any affiliate of the Company provides services. Assets of the Company or such other entities shall not be held under any trust for the benefit of any Participant or his or her Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's and such other entities' assets shall be, and remain, the general unrestricted assets of the Company or such other entities. The Company's sole obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, subject to the conditions and provisions hereof.

      9.3 Nonassignability. A Participant's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other Person, or be transferable by operation of law in the event of a Participant's or any other Person's bankruptcy or insolvency.

      9.4 No Right to Continued Employment. No Employee or any other Person shall have any claim or right to be granted an Award under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Awards pursuant to the Plan nor the execution of an Award Agreement shall be deemed to constitute a contract of employment between the Company, an affiliate of the Company or TRG or TCO and any Employee or to be a condition of the employment of any Person. The Plan and any Award granted under the Plan shall not confer upon any Participant any right with respect to continued employment by the Company or an affiliate of the Company, nor shall they interfere in any way with the right of the Company or an affiliate of the Company to terminate the employment of any Participant at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of any Participant is "at will."

      9.5 Inspection of Records. Copies of the Plan, records reflecting each Participant's Notional Share Account, and any other documents and records that a Participant is entitled by law to inspect shall be open to inspection by the Participant and his duly authorized representative(s) at the office of the Company at any reasonable business hour.

      9.6 Word Meanings. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Plan as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

      9.7 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

      9.8 Severability. Whenever possible, each provision in the Plan and every Notional Share Award at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Notional Share Award at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Notional Share Award at any time granted under the Plan shall remain in full force and effect.

      9.9 Strict Construction. No rule of strict construction shall be implied against TRG, the Partnership Committee, the Compensation Committee, or any other Person in the interpretation of any of the terms of the Plan, any Notional Share Award granted under the Plan or any rule or procedure established by the Compensation Committee or the Company.

      9.10 Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.

      9.11 Execution. To record the adoption of the Plan, the Company has caused the execution hereof this 4th day of March 1999.



                              THE TAUBMAN COMPANY LIMITED PARTNERSHIP, a Delaware limited partnership


                              By:   TAUB-CO MANAGEMENT, INC.,
                                    a Michigan corporation,
                                    general partner



                                    By:   /s/ Robert S. Taubman
                                          ---------------------
                                          Robert S. Taubman

                                    Its:  President